EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Hanover Capital Mortgage Holdings, Inc. is filed jointly, on behalf of each of them.

Dated:   November 6, 2000


                                        /s/Jay Buck
                                        -------------------------------
                                        Jay Buck

                                        DEMETER ASSET MANAGEMENT, INC.

                                        By: /s/ Jay Buck
                                        ----------------------------
                                        Jay Buck
                                        President

                                        ROCKWOOD PARTNERS, L.P.
                                        By:  Rockwood Asset Management, Inc.
                                             General Partner

                                        By: /s/ Jay Buck
                                        ----------------------------
                                        Jay Buck
                                        President

                                        ROCKWOOD ASSET MANAGEMENT, INC.

                                        By: /s/ Jay Buck
                                        ----------------------------
                                        Jay Buck
                                        President


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